Registration No. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         _______________

                            FORM S-8
                     REGISTRATION STATEMENT
                            Under the
                     SECURITIES ACT OF 1933
                         _______________

                UNITED STATES CELLULAR CORPORATION
     (Exact name of registrant as specified in its charter)

    Delaware                                        62-1147325
(State or other jurisdiction                     (I.R.S. Employer
 of incorporation or organization)              Identification No.)

                  8410 West Bryn Mawr, Suite 700
                        Chicago, Illinois                60631
             (Address of Principal Executive Offices)  (Zip Code)

                United States Cellular Corporation
                  1994 Long-Term Incentive Plan
                    (Full title of the plan)

                      LeRoy T. Carlson, Jr.
                             Chairman
                United States Cellular Corporation
                  8410 West Bryn Mawr, Suite 700
                     Chicago, Illinois  60631
             (Name and address of agent for service)
                         (312) 399-8900
                  (Telephone number, including
                area code, of agent for service)

                         _______________

                 CALCULATION OF REGISTRATION FEE
 ===============================================================================
                                      Proposed       Proposed
       Title of                        Maximum        Maximum
      Securities        Amount        Offering       Aggregate      Amount of
         to be           to be        Price Per      Offering     Registration
      Registered      Registered      Share (1)        Price           Fee
 -------------------------------------------------------------------------------
   Common Shares
   $1.00 par value  750,000 shares(2) $ 32.250     $ 24,187,500    $ 8,341
 ===============================================================================

(1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on January 10, 1995.

(2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan.



          This Conforming Paper Format is being submitted pursuant to
                       Rule 901(d) of Regulation S-T.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information*
          ----------------
Item 2.   Registrant Information and Employee Plan Annual
          -----------------------------------------------
          Information*
          -----------

*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K as amended by form 10-K/A-1 as filed on November
               7, 1994, for the year ended December 31, 1993;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September
               30, 1994;

          3.   The Company's Current Reports on Form 8-K, dated
               February 7 and March 30, 1994; and

          4. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in the Company's Amendment No. 2 on Form 8, dated December 28, 1992, to the Company's Report on Form 8-A.

          All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          See Item 3.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The legality of the Common Shares offered hereby is being passed upon for the Company by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

          Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

          Section 145 of the General Corporation Law of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as the Company to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with, among other things, their service to the corporation in those capacities. Among other things, these provisions provide that the Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) (a "Proceeding") by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorney's fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). These provisions also provide for the advance payment of fees and expenses reasonably incurred by the director or officer in defense of any such Proceeding, subject to reimbursement by the director or officer if it is ultimately determined that such officer or director is not entitled to be indemnified by the Company.

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under Section 401(a) of the Internal
Revenue Code.

Item 9.   Undertakings.
          ------------

          The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs 1.(a) and 1.(b)
               --------  -------
                do not apply if the information required to be
               included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                           ----
               fide offering thereof.
               ----

          3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                        ---- ----
               hereof.

          5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director,
                officer or controlling person in connection with
               the securities being registered, the Company will,
               unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 12th day of January, 1995.

                              UNITED STATES CELLULAR CORPORATION

                              By: /s/ H. Donald Nelson
                                  ------------------------------
                                   H. Donald Nelson
                                   President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 12th day of January, 1995.


/s/ LeRoy T. Carlson, Jr.          Chairman and Director
- ----------------------------
LeRoy T. Carlson, Jr.


/s/ H. Donald Nelson               President (Principal Executive
- ----------------------------       Officer) and Director
H. Donald Nelson


/s/ LeRoy T. Carlson               Director
- ----------------------------
LeRoy T. Carlson


/s/ Murray L. Swanson              Director
- ----------------------------
Murray L. Swanson

/s/ Paul-Henri Denuit
- ----------------------------       Director
Paul-Henri Denuit


/s/ Allan Z. Loren                 Director
- ----------------------------
Allan Z. Loren


/s/ Walter C.D. Carlson            Director
- ----------------------------
Walter C.D. Carlson


/s/ Kenneth R. Meyers              Vice President - Finance and
- ----------------------------       Treasurer (Chief Financial
Kenneth R. Meyers                  Officer)


/s/ Phillip A. Lorenzini           Controller (Principal
- ----------------------------       Accounting Officer)
Phillip A. Lorenzini

                          EXHIBIT INDEX

          The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.               Description
- -------             -----------

4.1 Restated Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 2(a) to Amendment No. 2 on Form 8 dated
          December 28, 1992 to the Company's Report on Form 8-A).

4.2       Restated Bylaws, as amended, of the Company
          (Incorporated herein by reference to Exhibit 2(b) to Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A).

5         Opinion of Sidley & Austin.

23.1      Consent of Independent Public Accountants.

23.2      Consents of Independent Accountants.

23.3 Consent of Sidley & Austin (contained in Exhibit 5 hereto).

99.1      United States Cellular Corporation 1994 Long-Term
          Incentive Plan

99.2      Form of 1994 Long-Term Stock Option Agreement
          (Transferable Form)

99.3      Form of 1994 Long-Term Stock Option Agreement
          (Nontransferable Form)

99.4      Form of 1995 Performance Stock Option Agreement
          (Transferable Form)

99.5      Form of 1995 Performance Stock Option Agreement
          (Nontransferable Form)